2909 Hillcroft, Suite 420

Houston, TX  77057

713-467-2222

NEWS RELEASE

Press Contacts:

Rhonda Little
Sales and Marketing Coordinator
Phone: 800-880-2212
Email: rlittle@hartmaninvestment.com

Hartman XX Adds Houston Suburban Office Building

HOUSTON – Hartman Short Term Income Properties XX, Inc. (Hartman XX), a Houston based Real Estate Investment Trust, announced today that Hartman Ashford Crossing LLC, an affiliate, purchased the Ashford Crossing II office building.

“We are pleased to have acquired a quality office building at an attractive basis with a strong yield in a desirable area of West Houston where we can further capitalize on our operating efficiencies,” said Dave Wheeler, EVP & Chief Investment Officer.

ASHFORD CROSSING II – Ashford Crossing II is a 158,451 SF, six story office building located at Dairy Ashford Road and Whittington Drive on the southern edge of the Energy Corridor and the northern border of the Westchase submarket. The proximity of the building to both the Energy Corridor and Westchase submarket offer it the ability to share in top notch retail establishments like Town and Country Village, City Centre and Memorial City Mall and access to an abundance of dining and full-service hotel accommodations and many preferred neighborhoods. Ashford Crossing II was built in 1983 and has been institutionally owned and managed since 2002.

The property is currently 87% leased to a diverse mix of tenants including Rignet a leading global provider of communications, networks and collaborative applications for the oil and gas industry. RAC is an upscale offsite training facility for corporate clients like National Oilwell Varco and Rolls-Royce Commercial Marine is a wholly-owned subsidiary of Rolls-Royce Holdings PLC which offers a world-leading range of capabilities in the marine market including hydrodynamics, research, ship design, and propulsion and steering and motion control systems to a host of customers.

“Ashford Crossing II provides Hartman XX the ability to purchase a quality asset in a great submarket at below replacement cost and provide the fund great upside potential by leasing the remaining vacant space and rolling the existing tenants to market rates,” said Al Hartman, CEO of Hartman XX.

H. Dan Miller, CCIM, SIOR, and Marty Hogan of HFF, L.P. represented the seller in the transaction and Dave Wheeler, Julian Kwok, CCIM and Russell Turman represented the buyer, Hartman Ashford Crossing LLC.

About Hartman Short Term Income Properties XX, Inc.

Hartman Short Term Income Properties XX, Inc. is a Texas-centric REIT which owns twelve properties in Dallas/Ft. Worth, Houston, and San Antonio. For additional information about Hartman XX visit www.HartmanREITs.com or call 800-880-2212. Our properties are located in Houston, Dallas and San Antonio, Texas. For more information, please contact Rick Vitale, at 651-491-3693.

This release contains certain forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may” and “should” and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Hartman Short Term Income Properties XX, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

Securities offered through D. H. Hill Securities, LLLP, Member FINRA/SIPC, 1543 Green Oak Place, Kingwood, TX 77339. (832) 644-1852.